UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2009

FEDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15829	62-1721435
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 818-7500

(Former name or former address if changed since last report.)

FEDERAL EXPRESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7806	71-0427007
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3610 Hacks Cross Road, Memphis, Tennessee	38125
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 369-3600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On January 9, 2009, FedEx Corporation’s wholly owned subsidiary Federal Express Corporation (“FedEx Express”) and The Boeing Company entered into Supplemental Agreement No. 4 (and related side letters) (the “Supplemental Agreement”) to the Boeing 777 Freighter (B777F) Purchase Agreement dated as of November 7, 2006 between Boeing and FedEx Express.

In the original purchase agreement, FedEx Express agreed to purchase 15 B777F aircraft and obtained an option to purchase an additional 15 B777F aircraft. In the Supplemental Agreement, FedEx Express exercised this option and obtained another option to purchase an additional 15 B777F aircraft. Accordingly, FedEx Express has now agreed to purchase a total of 30 B777F aircraft and holds an option to purchase an additional 15 B777F aircraft.

The Supplemental Agreement also deferred the scheduled delivery of certain of the B777F aircraft. The agreement, as supplemented, now provides for delivery of four B777Fs in FedEx’s fiscal year 2010, four in fiscal 2011, three in each subsequent fiscal year through fiscal 2018, and the remaining one in fiscal 2019.

As a result of the exercise of the option to purchase the additional 15 B777F aircraft and the rescheduled delivery dates, the net change to FedEx’s expected capital expenditures is an increase of approximately $15 million in fiscal 2009 and of approximately $2.75 billion over the following 10 fiscal years.

A copy of the Supplemental Agreement will be filed as an exhibit to FedEx’s quarterly report on Form 10-Q for the fiscal quarter ending February 28, 2009.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

August A. Busch IV has resigned from the Board of Directors of FedEx Corporation, effective January 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: January 12, 2009	By:	/s/ JOHN L. MERINO
John L. Merino Corporate Vice President and Principal Accounting Officer

Federal Express Corporation

Date: January 12, 2009	By:	/s/ J. RICK BATEMAN
J. Rick Bateman Vice President and Worldwide Controller

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